200_ STOCK OPTION AWARD

                        AGREEMENT EVIDENCING A GRANT OF A
                           NON-QUALIFIED STOCK OPTION


        1. GRANT OF OPTION. Pursuant to the Lehman Brothers Holdings Inc. ("Holdings") 2005 Stock Incentive Plan (the "Plan"), you are hereby granted, as of __________, 200_, a nonqualified stock option to purchase the number of common shares (par value $0.10 per share) of Holdings ("Shares") set forth on the award statement delivered to you herewith (the "Award Statement") (which number of Shares may be adjusted pursuant to Paragraph 6 below) with an exercise price of $____ per Share as specified in the Award Statement (the "Option Exercise Price").

        2. ADDITIONAL DOCUMENTS; DEFINITIONS. You have been provided with a copy of the Plan, which is incorporated in this instrument by reference and made a part hereof, and a copy of the Plan prospectus. The Plan and the prospectus then in effect should be carefully examined before any decision is made to exercise the option. In the event of any conflict or ambiguity between this instrument and the Plan, the terms of the Plan shall govern. All capitalized terms not defined herein or in Annex A attached hereto shall have the meaning ascribed to such terms under the Plan.

        3. EXERCISABILITY. Subject to the provisions of this Agreement and the applicable provisions of the Plan, you may exercise this option as follows:

        (a) No part of this option may be exercised after __________, 200_ (the "Expiration Date").

        (b) You may first exercise this option on the later of (i) _____________ or (ii) any date on which the Fair Market Value of a Share exceeds $____, but this option will first become exercisable in any event no later than __________, regardless of the Fair Market Value of a Share.

         This option may not be exercised for a fraction of a Share.

        4. CONDITIONS TO EXERCISE. This option may not be exercised unless all of the following conditions are met:

        (a) Legal counsel for Holdings must be satisfied at the time of exercise that the issuance of Shares upon exercise will be in compliance with the Securities Act of 1933, as amended, and applicable U.S. federal, state, local and foreign laws;

        (b) You (or your permitted transferee under paragraph 5) must pay at the time of exercise the full option price for the Shares being acquired hereunder, by (i) paying in United States dollars by cash (which may be in the form of a certified check), (ii) subject to Holdings' prior consent, tendering Shares owned by you which have a Fair Market Value on the day of exercise equal to the full purchase price for the Shares being acquired, (iii) subject to the Company's prior consent, by withholding from those Shares

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that would otherwise be obtained upon exercise a number of Shares having a Fair
Market Value equal to the option price and/or required withholding taxes, (iv) subject to Holdings' prior consent, by delivery of a properly executed exercise notice together with irrevocable instructions to a securities broker (or, in the case of pledges, lender) approved by Holdings to (a) sell shares of Common Stock subject to the option and to deliver promptly to Holdings a portion of the proceeds of such sale transaction on behalf of the exercising Participant to pay the option price, or (b) pledge shares of Common Stock subject to the option to a margin account maintained with such broker or lender, as security for a loan, and such broker or lender, pursuant to irrevocable instructions, delivers to Holdings loan proceeds at the time of exercise to pay the option price, or (v) by any combination of (i), (ii), (iii) or (iv) above; and

        (c) You must, unless otherwise provided below, at all times during the period beginning with __________, 200_ and ending on the date of such exercise, (x) have been employed by Holdings or a Subsidiary thereof or (y) not have engaged in Detrimental Activity.

                (i) Termination before ________ __, 200 _. In the event of your Termination for any reason before __________, 200_, this option shall be forfeited and canceled.

                (ii) Voluntary Termination with Competitive Activity. In the event of your voluntary Termination with Competitive Activity on or after __________, 200_, this option shall be forfeited and canceled.

                (iii) Voluntary Termination without Competitive Activity. In the event of your voluntary Termination without Competitive Activity on or after __________, 200_, you will be permitted to exercise this option, to the extent not previously exercised, until the Expiration Date, provided you do not engage in Competitive Activity or Detrimental Activity during that period of time. If you engage in Competitive or Detrimental Activity, the portion of this option not previously exercised shall expire immediately.

                (iv) Involuntary Termination with Cause. In the event of your involuntary Termination with Cause, this option, to the extent not previously exercised, shall be forfeited and canceled immediately.

                (v) Involuntary Termination without Cause. In the event of your involuntary Termination without Cause on or after __________, 200_, you will be permitted to exercise this option, to the extent not previously exercised, until the Expiration Date, provided you do not engage in Detrimental Activity during that period of time. If you engage in Detrimental Activity, the portion of this option not previously exercised shall expire immediately.

                (vi) Termination Due to Death; Disability. In the event of the occurrence on or after __________, 200_ of your death or Disability, you (or in the event of your death, your estate or any person who acquires the right to

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exercise  this option by bequest or  inheritance  or otherwise by reason of your death) will be permitted to exercise this option, to the extent not previously exercised, until the Expiration Date.

Any remaining portion of this option, which is not exercisable pursuant to the provisions of this subparagraph 4(c), shall be canceled by Holdings.

        5. NON-ASSIGNMENT. This option may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by you, except (a) by will or the laws of descent and distribution or (b) to members of your immediate family or to a trust or such other instrument as may be established for the direct benefit of a member of your immediate family and is exercisable during your lifetime only by you or such permitted transferee. If you or anyone claiming under or through you attempts to violate this Paragraph 5, such attempted violation shall be null and void and without effect, and Holdings' obligations hereunder shall terminate.

        6. EQUITABLE ADJUSTMENTS. In the event of a Change in Capitalization occurring after the date of grant of this option and prior to the exercise of the option in full, the number and kind of shares of Common Stock for which this option may then be exercised and the option price shall be adjusted so as to reflect such change in a manner consistent with the provisions of Code Section 409A.

        7. CHANGE IN CONTROL. Upon the occurrence of a Hostile Change in Control, all options awarded hereunder will be exercisable in full through the Expiration Date. Upon the occurrence of a Friendly Change in Control , one-half of the options awarded hereunder that are then not exercisable shall become immediately exercisable and remain exercisable through the Expiration Date, and the remaining one-half of such options, or the excess of the price paid by the acquiring entity over the exercise price in such Change in Control (in such form of consideration as is received by shareholders generally) for the remaining one-half of such options, shall become exercisable or be paid, as appropriate, upon the earliest to occur of (a) two years following such Change in Control,
(b) the date such options would become exercisable by their terms or (c) your involuntary termination without Cause, provided however, that if such Change in Control occurs within one year after this grant date, and such Change in Control will be effected by a merger involving the issuance of equity shares to Holdings' stockholders, then the foregoing provisions of this paragraph will not apply and the Committee shall have discretion as to the impact of such an event on options granted hereunder which are not then exercisable, provided however, that the term of the option shall not be extended beyond the Expiration Date.

        8. AMENDMENT. The terms of this Agreement may be amended from time to time by the Committee in its sole discretion in any manner that it deems appropriate (including, but not limited to, the acceleration provisions), provided, however, that no such amendment shall, without your consent, diminish your rights under this Agreement.

        9. BINDING ACTIONS. Any action taken or decision made by the Committee or its delegates arising out of or in connection with the construction, administration, interpretation or effect of the Plan or this Agreement shall lie within its sole and absolute

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                                                                               4

discretion, as the case may be, and shall be final, conclusive and binding on you and all persons claiming under or through you. By accepting this grant or other benefit under the Plan, you and each person claiming under or through you shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken under the Plan by the Committee or its designees.

        10. NO RIGHT TO CONTINUED EMPLOYMENT. Neither the grant nor the exercise of the option shall confer on you any right to be retained in the employ of Holdings or its subsidiaries, or to receive subsequent options or other awards under the Plan. The right of Holdings or any subsidiary to terminate your employment with it at any time or as otherwise provided by any agreement between Holdings or any subsidiary and you is specifically reserved.

        11. NO RIGHTS OF A STOCKHOLDER. Neither you nor your permitted transferee under Paragraph 5 shall have any of the rights of a stockholder with respect to Shares subject to the option except to the extent that such Shares of Common Stock shall have been issued to you or such transferee upon the exercise of the option.

        12. APPLICABLE LAW. The validity, construction, interpretation, administration, and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to this Agreement, shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

        13. WITHHOLDING. Holdings shall have the right to deduct applicable taxes from all amounts payable to you. It shall be a condition to the obligation of Holdings to issue Shares upon exercise of an option hereunder (a) that you (or in the event of your death, your estate or any person who acquires the right to exercise this option by bequest or inheritance or otherwise by reason of your death) pay to Holdings or its designee upon its demand in accordance with the Plan, either in the form of cash or Shares (including Shares otherwise issuable pursuant to exercise this option) such amount as may be required by law for the purpose of satisfying its obligation or the obligation of any other person to withhold any taxes required by law which are incurred by reason of the exercise of the option and (b) that you or your permitted transferee under Paragraph 5 provide Holdings with any forms, documents or other information reasonably required in connection with the grant. If the amount requested for the purpose of satisfying the withholding obligation is not paid, Holdings may refuse to furnish Shares upon exercise of the option. Holdings shall further have the right to deduct from all amounts remaining payable to you after satisfaction of the minimum statutory withholding obligations described above, the amount of any deficit, debt, tax obligation or other liability or obligation of any kind which you may at that time have with respect to Holdings or any subsidiary.



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                                                                         ANNEX A
                                   DEFINITIONS

        "Cause" means a material breach by a person of an employment contract between the person and Holdings or any Subsidiary, failure by a person to devote substantially all business time exclusively to the performance of his or her duties for Holdings or any Subsidiary, willful misconduct, dishonesty related to the business and affairs of Holdings or any Subsidiary, conviction of a felony or of a misdemeanor constituting a statutory disqualification under U.S. securities laws (or failure to contest prosecution for a felony or such a misdemeanor), habitual or gross negligence in the performance of the person's duties, solicitation of employees of Holdings or any Subsidiary to work at another company, improper use or disclosure of confidential information, the violation of policies and practices adopted by Holdings or any Subsidiary, including but not limited to the Code of Conduct, a material violation of the conflict of interest, proprietary information or business ethics policies of Holdings or any Subsidiary.

        "Change in Capitalization" means the occurrence of a circumstance described in Section 14 of the Plan.

        "Committee" means the Compensation and Benefits Committee of the Incumbent Board (see definition of Change in Control in the Plan).

        "Competitive Activity" means involvement (whether as an employee, proprietor, consultant or otherwise) with any person or entity (including any company and its affiliates) engaged in any business activity which is materially competitive with any business carried on by Holdings or any of its Subsidiaries or affiliates on the date of termination of a person's employment with Holdings or any of its Subsidiaries, as determined in the sole discretion of the Committee.

        "Detrimental Activity" means (i) using information received during a person's employment with Holdings or any of its Subsidiaries relating to the business affairs of Holdings or any of its Subsidiaries, affiliates or clients, in breach of such person's undertaking to keep such information confidential;
(ii) directly or indirectly persuading or attempting to persuade, by any means, any employee of Holdings or any of its Subsidiaries or affiliates to terminate employment with any of the foregoing or to breach any of the terms of his or her employment with the foregoing; (iii) directly or indirectly making any statement that is, or could be, disparaging of Holdings, its Subsidiaries or affiliates, or any of their affiliates (except as necessary to respond truthfully to any inquiry from applicable regulatory authorities or to provide information pursuant to legal process); or (iv) directly or indirectly engaging in any activity that is, or could be, substantially injurious to the financial condition, reputation or goodwill of Holdings or its Subsidiaries or affiliates, in each case as determined in the sole discretion of the Committee.

        "Disability" means a disability under both the Long-Term Disability Insurance Plan and the Social Security Act.

        "Termination" means the end of your active service with Holdings or a Subsidiary. The reason for your Termination for purposes of this agreement shall be as determined in the sole discretion of the Committee.